Exhibit 4.1

EXCEL TRUST, INC.

IMPORTANT NOTICES

CLASSES OF STOCK

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS OR SERIES, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OR SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OR SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF SUCH CLASS OR SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS (AS DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I) THROUGH (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT – Custodian
TE NENT	– as tenants by the entireties	(Cust) (Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minor Act (State)
COM PROP	– as community property	UNIF TRF MIN ACT – Custodian (until age ) )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                           hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                              shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.

Dated

X

X
Signature(s) Guaranteed:		NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.